Exhibit 99.2

NEWS RELEASE

For Immediate Release

Getty Images Announces Commencement of Consent Solicitation for

0.50% Convertible Subordinated Debentures, Series B due 2023

Seattle – January 4, 2007 – Getty Images, Inc. (NYSE: GYI) today announced that it is soliciting consents (the “Consent Solicitation”) from the holders of record at the close of business on January 4, 2007 of its outstanding 0.50% Convertible Subordinated Debentures, Series B due 2023 in the aggregate principal amount of $265 million (the “Debentures”) to an amendment to, and a waiver of an alleged or existing default or event of default under, the indenture governing the Debentures (the “Indenture”). The terms and conditions of the Consent Solicitation are described in the Consent Solicitation Statement, dated January 4, 2007 (the “Consent Solicitation Statement”), a copy of which will be attached as an exhibit to the Current Report on Form 8-K to be furnished by Getty Images to the Securities and Exchange Commission (the “SEC”).

On November 9, 2006, Getty Images announced that its Board of Directors had established a special committee to conduct an internal investigation relating to Getty Images’ stock option grant practices and related accounting for stock option grants and that it would delay the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Third Quarter Form 10-Q”) until the special committee’s review is complete. On November 29, 2006, Getty Images announced that it had received notices of a purported default from holders who claim to hold more than 25% in principal amount of the outstanding Debentures asserting that Getty Images’ failure to file its Third Quarter Form 10-Q by the prescribed filing date under SEC regulations was a default under Section 17.01 of the Indenture, which incorporates by reference Section 314(a) of the Trust Indenture Act of 1939 (the “TIA”).

As previously stated, Getty Images does not believe that it has failed to perform any of its obligations under the Indenture, which does not contain an express covenant requiring Getty Images to provide the trustee under the Indenture or the holders with periodic reports, such as the Third Quarter Form 10-Q. While Section 314(a) of TIA is incorporated into the Indenture by virtue of Section 17.01 thereof, Getty Images does not believe that the TIA requires periodic reports to be filed with the SEC or provided within any prescribed period of time.

Notwithstanding Getty Images’ position regarding notices of default, it is seeking an amendment to, and a waiver of the alleged or existing default or event of default under, the Indenture. The proposed amendment to the Indenture would provide that no notice of default delivered to Getty Images on or prior to March 2, 2007 that specifies as the basis for the default a failure to file with the SEC the Third Quarter Form 10-Q and/or the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as applicable, and to file the applicable reports with the trustee under the Indenture, shall have any force or effect with respect to the exercise of remedies by the trustee or any holder of Debentures if Getty Images files the applicable reports on or prior to May 1, 2007. The Consent Solicitation also includes a waiver of any defaults and events of default under Section 17.01 of the Indenture that may exist as a result of its failure to file the Third Quarter Form 10-Q.

Getty Images proposes to make a cash payment to consenting holders of the Debentures of $5.00 per $1,000 in aggregate principal amount of the Debentures (the “consent payment”) held by such consenting holders, upon or promptly following expiration of the Consent Solicitation. Only registered holders of the Debentures on the January 4, 2007 record date that validly deliver, and do not revoke, consents prior to 5:00 p.m. New York City time on January 17, 2007, the expiration of the Consent Solicitation, will be eligible to receive the consent payment.

The consummation of the Consent Solicitation (including the payment of the consent payment) is subject to the receipt of valid consents in respect of a majority in aggregate principal amount of all outstanding Debentures, the execution of the supplemental indenture by us and the trustee under the Indenture, and the absence of any existing or proposed law or regulation or any proceeding that would make unlawful or invalid or enjoin or delay the proposed amendment, the entering into of the supplemental indenture or the payment of the consent payment.

The Consent Solicitation with respect to the Debentures may be extended or terminated by Getty Images at its option.

Getty Images has retained Goldman, Sachs & Co. to serve as the Solicitation Agent and D.F. King & Co., Inc. to serve as Information Agent and Tabulation Agent for the Consent Solicitation. Requests for documents may be made directly to D.F. King & Co., Inc. by telephone at 800-488-8095 (toll free) or 212-269-5550 (collect), or in writing at 48 Wall Street, 22nd Floor, New York, New York. Questions regarding the solicitation of consents may be directed to Goldman, Sachs & Co. at 800-828-3182 (toll free) or 212-357-0775 (collect), Attention: Credit Liability Management Group.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The Consent Solicitation is being made solely pursuant to the Consent Solicitation Statement dated January 4, 2007. The delivery of the Consent Solicitation Statement is not intended to be, and shall not be construed to be, any admission by Getty Images that there is an existing default or an event of default under the Indenture, which is expressly denied.

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, WA and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Certain statements set forth in this press release constitute “forward-looking statements” as that term is defined under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from past performance and current expectations, assumptions and projections. Differences may result from actions taken by Getty Images as well as from risks and uncertainties beyond its control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. In particular, there can be no assurances as to when Getty Images will be able to file its Third Quarter Form 10-Q or the potential effects of the delays in such filing. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended June 30, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005. Except as required by law, Getty Images does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Alan Pickerill

Director, Investor Relations

206.925.6355

alan.pickerill@gettyimages.com

3